Exhibit 5.1

July 7, 2015

Avenue Financial Holdings, Inc.

111 10th Avenue South

Suite 400

Nashville, TN 37203

Re:	Avenue Financial Holdings, Inc.

2007 Stock Option Plan

Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for Avenue Financial Holdings, Inc., a Tennessee corporation (the “Company”) in connection with the Registration Statement on Form S-8 being filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to an aggregate of 361,500 shares of common stock, no par value, of the Company (the “Shares”) to be issued by the Company pursuant to the Company’s 2007 Stock Option Plan.

In so acting, we have examined, and relied as to matters of fact upon, the originals, or copies certified or otherwise identified to us to our satisfaction, of the Charter and bylaws of the Company, the 2007 Stock Option Plan, and such other certificates, records, instruments and documents, and have made such other and further investigations, as we have deemed necessary or appropriate to enable us to express the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified or photostatic copies, and the authenticity of the original of such latter documents.

Based upon the foregoing, we are of the opinion that upon issuance and delivery by the Company of the Shares pursuant to the Plan and, if applicable, the payment of any consideration in connection with any awards issued thereunder and in accordance with the Plan, in cash or other consideration, the Shares issued will be legally issued, fully paid and non-assessable.

The issuance of the Shares is subject to the continuing effectiveness of the Registration Statement and the qualification or exemption from registration of such Shares under certain state securities laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Bradley Arant Boult Cummings LLP